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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                                      June 26, 1997
                                 ---------------------
                                    Date of Report
                          (Date of Earliest Event Reported)


                                       TOPRO, INC.
                 ----------------------------------------------------
                (Exact name of Registrant as specified in its charter)


               Colorado                     0-19167           84-1042227
    ------------------------------        -----------       ----------------
   (State or other jurisdiction of        (Commission       (I.R.S. Employer
    incorporation or organization)          File No.)        I. D. Number)


 2525 West Evans Avenue, Denver, Colorado                           80219
 ----------------------------------------                        ----------
 (Address of principal executive offices)                        (zip code)

                                   (303) 935-1221
                   ------------------------------------------------
                 (Registrant's telephone number, including area code)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    By letter dated June 26, 1997, Topro, Inc. (the "Company") dismissed Hein + Associates LLP ("Hein") as its principal accountant. The Company received a letter dated June 27, 1997 from Hein confirming the client-auditor relationship between them had ceased. By letter dated June 26, 1997, the Company engaged BDO Seidman LLP ("BDO") as its successor principal accountant. The decision to dismiss Hein was approved by the Company's Board of Directors.

    The Hein reports on the Company's consolidated financial statements for each of the fiscal years ended June 30, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

    During fiscal years ended June 30, 1996 and 1995 and any subsequent interim period preceding the dismissal of Hein, the Company is not aware of any disagreements between it and Hein on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure or reportable events as defined in Item 304 of Regulation S-B.

    The Company has provided Hein with a copy of this Form 8-K and has requested them to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter is filed as an amendment to this Form 8-K pursuant to Item 304(a)(3) of Regulation S-B.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits.

    16.1 Letter regarding Change in Certifying Accountant.


                                      SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Topro, Inc.



Date: JULY 2, 1997                     By: /s/ John Jenkins
                                           --------------------------
                                           John  Jenkins
                                           President and CEO